UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2005

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-31249	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

26777 Central Park Blvd., Suite 200 Southfield, Michigan	48076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 352-7530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

See description of shares of common stock sold beginning February 2, 2005, reported in Item 3.02, below, including the form of stock purchase agreement attached as Exhibit 4.1, and incorporated herein by this reference.

Item 3.02    Unregistered Sales of Equity Securities.

Beginning February 2, 2005, Arcadia Resources, Inc. (the “Company”) sold an aggregate of 3,888,888 shares of its common stock, at a price of $0.90 per share, in private transactions to investors qualifying as accredited investors as defined in Rule 501(a) of Regulation D. The aggregate consideration received totals $3,500,000 of the maximum $5 million which the Company intends to raise from this private offering for acquisitions and new business ventures. The form of stock purchase agreement is attached as Exhibit 4.1, which is incorporated herein by this reference.

These securities were sold in transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. The transactions are exempt under Section 4(2) of the Securities Act of 1933 because they did not involve a public offering. The sales of these securities were made without general solicitation or advertising. There was no underwriter, and no underwriting commissions or discounts were paid. Each transaction is exempt under Rule 506 of Regulation D on the basis that each investor is an accredited investor as defined in Rule 501(a) of Regulation D. The shares sold are "restricted securities" as defined in Rule 144 (a)(3).  Further, each common stock certificate issued in each transaction bears a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of the Company’s counsel that registration is not required under the Securities Act of 1933. The shares sold carry registration rights.

Item 9.01    Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit 4.1, form of stock purchase agreement, is attached and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

By:	/s/ John E. Elliott, II
John E. Elliott, II
Its: Chairman of the Board and Chief Executive Officer

Dated: February 8, 2005